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                                                                   Exhibit 10(f)


                               ENERGEN CORPORATION
                     1992 LONG-RANGE PERFORMANCE SHARE PLAN
                     (As Amended effective October 1, 1999)


1.       PURPOSE

The purpose of the Energen Corporation 1992 Long-Range Performance Share Plan (the "Plan") is to further the long-term growth in profitability of the Corporation by offering long-term incentives in addition to current compensation to those key executives who will be largely responsible for such growth.

2.       DEFINITIONS

         (a) "Award" means Performance Shares awarded to a Participant pursuant to the terms of the Plan.

         (b) "Award Period" means the 4-year period (Energen fiscal years) commencing with the first day of the fiscal year in which the applicable Award is granted, except as otherwise determined by the Committee at the time of grant and subject to the other provisions of this Plan.

         (c)      "Board of Directors" means the Board of Directors of Energen.

         (d) "Cause" Termination of employment by the Corporation for "Cause" shall mean termination based on any of the following:

                  (1) The willful and continued failure by a Participant to substantially perform such participant's duties with the Corporation (other than any such failure resulting from such participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant specifically identifying the manner in which such Participant has not substantially performed such Participant's duties;

                  (2) The engaging by a Participant in willful, reckless or grossly negligent misconduct which is demonstrably injurious to the Corporation monetarily or otherwise; or

                  (3)      The conviction of a Participant of a felony.

         (e) "Change in Control" means the occurrence of any one or more of the following:

                           (1)      The acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13(d)-3 promulgated under the Exchange Act) of 25% or more of either



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(i) the then outstanding shares of common stock of Energen (the "Outstanding
Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Energen entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (1) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Energen or any corporation controlled by Energen shall not constitute a Change in Control;

                           (2)      Individuals who, as of October 1, 1999,
constitute the Board of Directors of Energen (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Energen (the "Board of Directors"); provided, however that any individual becoming a director subsequent to such date whose election, or nomination for election by Energen's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

                           (3)      Consummation of a reorganization, merger or
consolidation, or sale or other disposition of all or substantially all of the assets, of Energen (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Energen or all or substantially all of Energen's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Energen or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

                           (4)      Any transaction or series of transactions
which is expressly designated by resolution of the Board of Directors to constitute a Change in Control for purposes of this Agreement.


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                  (f)      "Chief Executive Officer" means the chief executive
officer of Energen.


                  (g) "Committee" means the Officers Review Committee of the Board of Directors or such other committee of two or more directors as may be determined by the Board of Directors, provided that in all events each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3(c)(2) under the Exchange Act.

                  (h) "Common Stock" means the Common Stock, par value $0.01 per share, of Energen as such stock may be reclassified, converted or exchanged by reorganization, merger or otherwise.

                  (i)      "Corporation" means Energen and its Subsidiaries.

                  (j) "Employee" means any person (including any officer or director) employed by the Corporation on a full-time salaried basis.

                  (k)      "Energen" means Energen Corporation, an Alabama
Corporation.

                  (l)      "Exchange Act" means the Securities Exchange Act of
1934.

                  (m) "Fair Market Value" means the average of the daily closing prices for a share of stock for the 20 trading days ending on the fifth business day prior to the date of payment of Performance Shares for an Award Period or an Interim Period, as the case may be, on the Composite Tape for the New York Stock Exchange -- Listed Stocks, or, if the stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the stock is listed, or, if the stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the stock for such 20 trading days on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value of a share of stock as determined by a majority of the Board of Directors; provided, however that if a Change in Control shall have occurred, then if no such quotations are available, such determination shall be made by a majority of the Incumbent Board.

                  (n) "Independent Auditor" means the firm of certified public accountants which at the time of the Change in Control had been most recently engaged by Energen to render an opinion on Energen's consolidated financial statements, or any other firm of certified public accountants mutually agreeable to Energen and at least eighty percent of the Participants holding Awards outstanding as of the date of the Change in Control.

                  (o) "Interim Period" means a 1, 2 or 3 year period within an Award Period for which the Committee determines that there shall be Interim Periods.

                  (p) "Officer" means any Employee of the Corporation who is an "officer" of the Corporation within the meaning of Rule 16a-l(f) under the Exchange Act as well as any Employee




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who has an officer title with the Corporation.

                  (q) "Participant" means an Employee who is selected by the Committee to receive an Award under the Plan.

                  (r) "Performance Share" means the equivalent of one share of Common Stock.

                  (s) "Qualified Termination" means termination of a Participant's employment with the Corporation under any one of the following circumstances:

                           (i)      An involuntary termination by the
                                    Corporation other than for Cause.

                           (ii)     Expressly agreed in writing by the
                                    Participant and the Corporation to
                                    constitute a Qualified Termination for
                                    purposes of this Plan.

                           (iii) A result of the death, Disability or Retirement of the Participant.

                           (iv) A voluntary termination by the Participant for Good Reason. The term "Good Reason" means with respect to an Award and a Participant, the occurrence subsequent to the grant of such Award of (A) a reduction in the Participant's aggregate rate of monthly base pay from the Corporation or (B) the termination or materially adverse modification of the Energen Annual Incentive Compensation Plan without substitution of new short-term incentives providing comparable compensation opportunities for the Participant.

                           (v) A voluntary termination by the Participant during the period commencing with the earliest date that a Change in Control occurs and ending on the last day of the thirty-sixth calendar month following the calendar month during which such Change in Control occurs.

                  (t) "Subsidiary" means any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly, by Energen.


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3.       ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. Subject to the provisions of the Plan, the Committee shall have the exclusive authority to select the Employees who are to participate in the Plan, to determine the Award to be made to each Employee selected to participate in the Plan, and to determine the conditions subject to which Awards will become payable under the Plan; provided, however, that, subject to the provisions of
Section 5(a) hereof, the Committee may delegate to the Chief Executive Officer the authority to select and make Awards to certain Employees.

The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. Except as otherwise provided in the Plan, the Committee's interpretation and construction of the Plan and of any conditions applicable to Performance Share Awards shall be conclusive and binding on all persons, including the Corporation and all Participants.

The Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of the Corporation.

4.       PARTICIPATION

Subject to the provisions of Section 5(a) hereof, Participants in the Plan shall be selected by the Committee or the Chief Executive Officer from those Employees of the Corporation, who, in the estimation of the Committee or the Chief Executive Officer, have an opportunity to influence the long-term profitability of the Corporation.

5.       PERFORMANCE SHARE AWARDS

                  (a) The Committee, or the Chief Executive Officer upon delegation of authority by the Committee, may from time to time select employees to receive Awards under the Plan. An Employee may be granted more than one Award under the Plan. In its discretion at the time of grant, the Committee may determine that an Interim Period or Interim Periods should be established for payment with respect to Awards. Whenever Interim Periods are established, the terms and conditions with respect to payment after the end of such Interim Period shall be those set by the Committee. The Committee shall make all Awards to Officers. The Committee may, in its discretion, authorize a total number of Performance Shares to be awarded to non-Officer Employees and delegate to the Chief Executive Officer the authority to select such Employees, to determine the number of Performance Shares to be awarded to such Employees and to establish Interim Periods with respect to Awards to such Employees. The Chief Executive Officer shall promptly make a written report to the Committee setting forth the name and positions of the Employees receiving such Awards and the number of Performance Shares awarded to each such employee.



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                  (b)      An Award shall not entitle a Participant to receive
any dividends or dividend equivalents on Performance Shares; no Participant shall be entitled to exercise any voting or other rights of a stockholder with respect to any Award under the Plan; and no Participant shall have any interest in or rights to receive any shares of Common Stock prior to the time when the Committee determines the form of payment of Performance Shares pursuant to
Section 6.

                  (c) Payment of an Award to any Participant shall be made in accordance with Section 6 and shall be subject to such conditions for payment as the Committee may prescribe at the time the Award is made.

                  (d) Each Award shall be made in writing and shall set forth the terms and conditions set by the Committee for payment of such Award.

6.       PAYMENT OF PERFORMANCE SHARE AWARDS

Each Participant granted an Award shall be entitled to payment on account thereof as of the close of the Award Period applicable to such Award, but only if the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied. Participants granted Awards with Interim Periods shall be entitled to partial payment on account thereof as of the close of the Interim Period, but only if the Committee has determined that the conditions for partial payment of the Award set by the Committee have been satisfied. Performance Shares paid to a Participant for an Interim Period need not be repaid to the Corporation, notwithstanding that, based on the conditions set for payment at the end of the Award Period, such Participant would not have been entitled to payment of any portion of such Award. Any Performance Shares paid to a Participant for the Interim Period during an Award Period shall be deducted from the Performance Shares to which such Participant is entitled at the end of the Award Period.

At the time it determines whether the conditions for payment have been satisfied, the Committee, in its discretion, shall determine whether the Awards will be paid all in cash, or in some combination of cash and shares of Common Stock, except and provided that the Committee must pay in cash an amount equal to the federal, state and other taxes which the Corporation is required to withhold, and further provided that payment in shares of Common Stock shall be subject to the aggregate share limitation set forth in Section 11. The Corporation shall deduct from the cash portion of all Awards any federal, state and other taxes required by law to be withheld with respect to such Awards. Payment of Awards shall be made by the Corporation as promptly as possible after the determination by the Committee that payment has been earned and upon a date fixed by the Committee to permit calculation of Fair Market Value of the Common Stock. The portion of the Award paid in Common Stock shall be equal to the number of Performance Shares being paid in Common Stock, and the balance shall be an amount of cash equal to the Fair Market Value of the remaining Performance Shares to be paid.

Notwithstanding the other provisions of this Plan, a Participant may elect pursuant to the Energen Corporation 1997 Deferred Compensation Plan to defer payment of an Award and upon such deferral




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shall have no further right with respect to such deferred Award other than as provided under said Deferred Compensation Plan. In the event of such an election, any Awards or portions of Awards which become payable to the Participant and which are subject to such deferral election, may at the discretion of the Corporation be paid to the Trustee under such Deferred Compensation Plan in the form of Common Stock and/or cash as determined from time to time by the Corporation, which Common Stock shall be registered in the name of the Trustee or such other person as the Trustee may direct. Regardless of whether such deferred Common Stock or cash is delivered to the Trustee, such deferred Awards shall count against the maximum number of Performance Shares awardable under the Plan pursuant to Section 11. Furthermore any such shares of Common Stock delivered to the Trustee shall count against the maximum number of shares of Common Stock which may be issued under the Plan pursuant to Section 11.

7.       TERMINATION OF EMPLOYMENT

Except in the case of a Qualified Termination if, prior to the close of the Award Period with respect to an Award, a Participant's employment terminates, then any unpaid portion of such Participant's Award shall be forfeited. In the case of a Qualified Termination, the Participant shall remain entitled to payout of any outstanding Awards at the end of the applicable Award Period in accordance with the terms of this Plan including without limitation applicable performance conditions.

8.       CONSULTING, NON-COMPETE AND CONFIDENTIALITY

A Participant's entitlement, if any, to payout of Awards subsequent to termination of employment shall continue so long as the Participant is in compliance with the following requirements. Failure to comply shall result in forfeiture of all then outstanding Awards.

                  (a) Consulting Services. For a period of three years following the termination of the Participant's employment with the Corporation ("Date of Termination"), Participant will fully assist and cooperate with Corporation and its representatives (including outside auditors, counsel and consultants) with respect to any matters with which the Participant was involved during the course of employment with Corporation, including being available upon reasonable notice for interviews, consultation, and litigation preparation. Except as otherwise agreed by Participant, Participant's obligation under this Section 8(a) shall not exceed 80 hours during the first year and 20 hours during each of the following two years. Such services shall be provided upon request of the Corporation but scheduled to accommodate Participant's reasonable scheduling requirements.


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                           Participant shall receive no additional fee for such
                           services but shall be reimbursed all reasonable out-of-pocket expenses.

                  (b) Non-Compete. For a period of twelve months following the Date of Termination, the Participant shall not Compete, (as defined below) or assist others in Competing with the Corporation. For purposes of this Agreement, "Compete" means (i) solicit in competition with Alabama Gas Corporation ("Alagasco") any person or entity which was a customer of Alagasco at the Date of Termination; (ii) offer to acquire any local gas distribution system in the State of Alabama; or
                           (iii) offer to acquire any coalbed methane interest in the State of Alabama. Employment by, or an investment of less than one percent of equity capital in, a person or entity which Competes with the Corporation does not constitute Competition by Participant so long as Participant does not directly participate in, assist or advise with respect to such Competition.

                  (c) Confidentiality. Participant agrees that at all times following the Date of Termination, Participant will not, without the prior written consent of Energen, disclose to any person, firm or corporation any confidential information of Corporation which is now known to Participant or which hereafter may become known to Participant as a result of Participant's employment or association with Corporation, unless such disclosure is required under the terms of a valid and effective subpoena or order issued by a court or governmental body; provided, however, that the foregoing shall not apply to confidential information which becomes publicly disseminated by means other than a breach of this Agreement.

9.       Deleted

10.      Deleted


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11.      LIMITATION ON AWARDS

The maximum number of Performance Shares which may be awarded under the Plan shall not exceed an aggregate of 500,000 (except as adjusted in accordance with Section 17) and no more than an aggregate of 350,000 shares of Common Stock (similarly adjusted in accordance with Section 17 shall be issued in payment of Performance Share Awards, the remainder being payable in cash. Any Performance Shares awarded under the Plan which are not payable upon expiration or termination of the applicable Award Period, for whatever reason, shall thereupon become available again for award under the Plan.

12.      TERM OF THE PLAN

The Plan shall be effective October 1, 1991, subject to the approval of the Plan by the stockholders of Energen at the Annual Meeting of Stockholders to be held January 22, 1992. Awards may be granted under the Plan by the Committee prior but subject to such stockholder approval. The Board of Directors may terminate the Plan at any time. If not sooner terminated, the Plan terminates on the date on which all of the Performance Shares subject to award under the Plan have been paid, but no grant of Awards may be made after September 30, 2001. No such termination shall adversely affect any right or obligation with respect to an Award theretofore made.

13.      CANCELLATION OF PERFORMANCE SHARES

With the written consent of a Participant holding Performance Shares granted to such Participant under the Plan, the Committee may cancel such Performance Shares. In the event of any such cancellation, all rights of the former holder of such cancelled Performance Shares in respect of such cancelled Performance Shares under the Plan or otherwise shall terminate.

14.      NO ASSIGNMENT OF INTEREST

The interest of any person in the Plan shall not be assignable, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall render the Award void. Amounts payable under the Plan shall be transferable only by will or by the laws of descent and distribution.

15.      EMPLOYMENT RIGHTS

An Award made under the Plan shall not confer any right on the Participant to continue in the employ of the Corporation or limit in any way the right of the Corporation to terminate such Participant's employment at any time.

16.      EXPENSES

The expenses of administering the Plan shall be borne by the Corporation.



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17.      DILUTION AND OTHER ADJUSTMENTS

If Energen shall at any time issue any shares of Common Stock (i) in subdivision of outstanding shares of Common Stock, by reclassification or otherwise, or (ii) for a stock dividend, the number of Performance Shares which previously have been awarded to Participants and which may be awarded under the Plan shall be increased proportionately; and in like manner, in case of any combination of shares of Common Stock, by reclassification or otherwise, the number of Performance Shares which previously have been awarded to Participants and which may be awarded under the Plan shall be reduced proportionately. If Energen shall at any time declare and pay an extraordinary dividend in cash or property (other than a stock dividend with respect to the Common Stock referred to in clause
(ii), above), the number of Performance Shares which previously have been awarded to Participants shall be increased in such manner as the Committee shall determine to be fair under the circumstances of such extraordinary dividend; provided, however, that if a Change in Control shall have occurred, such determination shall be made by a majority of the Continuing Directors.

18.      CHANGE IN CONTROL

The other provisions of the Plan notwithstanding, the Committee is authorized to specify such procedures as it may deem appropriate in connection with a Change in Control of Energen, including without limitation acceleration of payment of part or all of outstanding Awards, the establishment and funding of a trust to be held for the payment of Awards following such Change in Control, and the modification of performance conditions applicable to outstanding Awards, provided that the adoption of new procedures or amendment of existing procedures shall be effective with respect to Awards granted prior to such adoption or amendment only to the extent agreed by the affected Participants. The other provisions of the Plan notwithstanding, all Award payments made subsequent to a Change in Control shall be paid in cash except as may be otherwise agreed by the affected Participants.

19.      AMENDMENT OF THE PLAN

The Board of Directors may amend or suspend the Plan at any time; provided, however, that suspension or amendment of the Plan (or the procedures under Section 18 of the Plan) shall be effective with respect to Awards granted prior to such suspension or amendment only to the extent agreed by the affected Participants.

The foregoing notwithstanding, if Energen agrees to a Change in Control transaction for which the parties intend to use the pooling of interests accounting method and, in the opinion of the Independent Auditor (i) the use of such accounting method is precluded by a prior amendment of the Plan or a prior Award grant, (ii) such impediment to use of the pooling of interests method can be removed by modification or nullification of such amendment or Award, and
(iii) there will be no other impediments to the use of the pooling of interests method, then, effective contemporaneous with the closing of the Change in Control, the Board of Directors may modify or nullify such prior


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amendment or Award. Any such modification or nullification will be done only to the extent deemed necessary by the Independent Auditor and to the extent possible will be done in a manner which has the least adverse economic effect on Participants. Any Award which has been paid may only be modified or nullified with the consent of the Participant.



                  As adopted November 27, 1991 by the Energen Corporation Board of Directors with approval January 22, 1992 by the shareholders and subsequently
(i) amended September 25, 1996 by the Board, with approval January 26, 1997 by the shareholders, (ii) amended April 25, 1997 by the Board and (iii) amended October 27, 1999 (effective October 1,1999) by the Board.




                                                    ---------------------------
                                                    Assistant Secretary



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